UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 2005

TEJAS INCORPORATED

(Exact name of Registrant as Specified in its Charter)

Delaware	000-29235	13-3577716

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Via Fortuna, Suite 400
Austin, Texas 78746

(Address of Principal Executive Officers) (Zip Code)

(512) 306-8222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-1.1 UNDERWRITING AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.

     On February 2, 2005, Tejas Incorporated entered into an Underwriting Agreement with C.E. Unterberg, Towbin LLC (the “Underwriter”) and the Selling Stockholder (as defined therein), pursuant to which Tejas Incorporated has agreed to issue and sell 1,600,000 shares of the common stock of Tejas Incorporated to the Underwriter. The Underwriting Agreement also grants the Underwriter an option to purchase up to an aggregate of 60,000 shares of the common stock of Tejas Incorporated and 180,000 shares of the Selling Stockholder to cover over-allotments. A copy of the press release issued by Tejas Incorporated on February 3, 2005 announcing this transaction is filed as Exhibit 99.1 and is incorporated herein by reference.

     The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

1.1 Underwriting Agreement, dated February 2, 2005, by and among Tejas Incorporated, the Selling Stockholder (as defined therein) and C.E. Unterberg, Towbin LLC.

99.1 Press Release issued by Tejas Incorporated on February 3, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEJAS INCORPORATED
Dated: February 3, 2005	/s/ Mark M. Salter
Mark M. Salter
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated February 2, 2005, by and among Tejas Incorporated, the Selling Stockholder (as defined therein) and C.E. Unterberg, Towbin LLC.

99.1	Press Release issued by Tejas Incorporated on February 3, 2005.